SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to /section/240.14a-11(c) or
    /section/240.14a-12

                         World Fuel Services Corporation
                (Name of Registrant as Specified In Its Charter)

                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
       Not Applicable
    2) Aggregate number of securities to which transaction applies:
       Not Applicable
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable
    4) Proposed maximum aggregate value of transaction: Not Applicable
    5) Total fee paid: Not Applicable

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: Not Applicable
    2) Form, Schedule or Registration Statement No.: Not Applicable
    3) Filing Party: Not Applicable
    4) Date Filed: Not Applicable

                         WORLD FUEL SERVICES CORPORATION
                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD August 16, 1999

                         -------------------------------

                             Miami Springs, Florida
                                  July 13, 1999

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), will be held on August 16, 1999, at 10:00 a.m., local time, at the Company's auditorium, 700 South Royal Poinciana Boulevard, Seventh Floor, Miami Springs, Florida 33166, for the following purposes:

    1. To elect nine Directors of the Company.

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on July 9, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors.

                                      By Order of the Board of Directors

                                      WORLD FUEL SERVICES CORPORATION

                                      Ileana Garcia, Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INTRODUCTION...................................................................1

OUTSTANDING VOTING STOCK.......................................................2

COSTS OF SOLICITATION..........................................................2

ELECTION OF DIRECTORS..........................................................2

BOARD OF DIRECTORS.............................................................5
      Compensation of Directors................................................5

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT....................7

INFORMATION CONCERNING EXECUTIVE OFFICERS......................................9
      Reporting Requirements for Directors and Executive Officers.............10

COMPENSATION OF OFFICERS......................................................11
      Summary Compensation Table..............................................11
      Stock Option Information................................................12
      Option Grants in Last Fiscal Year.......................................12
      Aggregated Option Exercises in Last Fiscal Year and Fiscal
        Year-End Option Values................................................13
      Certain Employment Agreements...........................................13
      Compensation Committee Report on Executive Compensation.................15
      Compensation Committee Interlocks and Insider Participation.............17
      Stock Performance Graph.................................................17

TRANSACTIONS WITH MANAGEMENT AND OTHERS.......................................19

COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS....................19

PROPOSALS FOR THE 2000 ANNUAL MEETING.........................................19

OTHER MATTERS.................................................................19

                                 PROXY STATEMENT

                         WORLD FUEL SERVICES CORPORATION

                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                         -------------------------------

ANNUAL MEETING OF SHAREHOLDERS
to be held on August 16, 1999

                                  INTRODUCTION

    This proxy statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the attached Notice of Meeting.

    This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about July 13, 1999.

    Pursuant to the By-Laws of the Company, the Board of Directors has ordered the Annual Meeting of Shareholders to be held on August 16, 1999, and has fixed the close of business on July 9, 1999, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

    Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted in the manner specified. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

    The Annual Report of the Company for the fiscal year ended March 31, 1999, including financial statements, is being mailed to each shareholder together with this Proxy Statement.

                            OUTSTANDING VOTING STOCK

    On July 9, 1999, the Company had 12,189,277 outstanding shares of common stock, par value $.01 per share (the "Common Stock"), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

    As of July 9, 1999, the nine nominees for Director of the Company beneficially owned a total of 1,384,011 shares of Common Stock, or approximately 11% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See "Principal Shareholders and Security Ownership of Management."

                              COSTS OF SOLICITATION

    The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or telegraphic communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

                              ELECTION OF DIRECTORS

    Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve, or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.


                                                                                       YEAR FIRST
NAME AND POSITION                                      AGE AT                       BECAME DIRECTOR
WITH THE COMPANY                                   MARCH 31, 1999                   OF THE COMPANY
-----------------                                  --------------                   ---------------
Ralph R. Weiser,                                          73                              1984
Chairman of the Board
of Directors

Jerrold Blair,                                            61                              1984
Director and President

Ralph R. Feuerring,                                       76                              1988
Director and Member
of Audit Committee

John R. Benbow,                                           67                              1989
Director and Chairman
of Audit Committee and
Compensation Committee

Phillip S. Bradley,                                       60                              1990
Director and President of
Advance Petroleum, Inc.

Myles Klein,                                              61                              1995
Director and Member
of Audit Committee and
Compensation Committee

Michael J. Kasbar,                                        42                              1995
Director and Executive Vice
President of the Company,
and Chief Executive Officer
of Trans-Tec Services, Inc.

Paul H. Stebbins,                                         42                              1995
Director and Executive Vice
President of the Company,
and Chief Operating Officer
of Trans-Tec Services, Inc.

Luis R. Tinoco                                            58                              1997
Director
--------------------

RALPH R. WEISER has been employed as Chairman of the Board of Directors of the Company since its organization in July 1984.

JERROLD BLAIR has served as President and a Director of the Company since January 1985.

RALPH R. FEUERRING, a Director of the Company, has served as a Director and Chairman of the finance committee of American Premier, Inc., a mineral processing and refractory business, since 1991. Mr. Feuerring has also served as the President of Ferro Metal & Chemical Corp., a mineral and alloy trading company, since 1949. From 1960 to 1991, Mr. Feuerring served as the President and Chief Executive Officer of Ralstan Trading and Development Corporation, a mineral processing company. Ralstan Trading and Development Corporation was merged into American Premier, Inc. in 1991.

JOHN R. BENBOW, a Director of the Company, has served as President of Benbow & Associates, Inc., a real estate development firm located in Coral Gables, Florida, since June 1988. From December 1986 to May 1988, he was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank located in Miami, Florida.

PHILLIP S. BRADLEY has served as a Director of the Company since 1990, and as President of Advance Petroleum, Inc. d/b/a World Fuel Services of FL ("WFSFL"), a wholly-owned subsidiary of the Company, since January 1988. Mr. Bradley was a co-founder of WFSFL and served as Vice President from its organization in 1983 until January 1988.

MYLES KLEIN has served as a Director of the Company since February 1995. He has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton, eventually becoming the partner in charge of the tax department for Grant Thornton's South Florida offices.

MICHAEL J. KASBAR has served as a Director and an Officer of the Company since June 1995 and has served as Chairman and Chief Executive Officer of Trans-Tec Services, Inc. ("Trans-Tec Delaware"), a wholly owned subsidiary of the Company, since January 1995. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation ("Trans-Tec New York") and its affiliated companies.

PAUL H. STEBBINS has served as a Director and an Officer of the Company since June 1995 and has served as President and Chief Operating Officer of Trans-Tec Delaware since January 1995. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies.

LUIS R. TINOCO, a Director of the Company since June 1997, is an attorney and has served as a partner of Lara, Lopez, Matamoros, Rodriguez and Tinoco ("Lara, Lopez"), a law firm in Costa Rica, since 1971. He has also served as an Ambassador of Costa Rica to Great Britain and on several United Nations committees.

                               BOARD OF DIRECTORS

    During the fiscal year ended March 31, 1999, the Company's Board of Directors held six (6) formal meetings. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. All of the Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

    The Audit Committee consists of John R. Benbow, Chairman, Ralph R. Feuerring and Myles Klein. The Audit Committee held six (6) meetings during the fiscal year ended March 31, 1999. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with independent auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of, and compliance with, the Company's internal controls.

    The Compensation Committee consisted of John R. Benbow, Chairman, and Myles Klein. During the fiscal year ended March 31, 1999, the Compensation Committee held four (4) meetings. The Compensation Committee reviews and recommends to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company's senior executives, reviews new and existing compensation programs, reviews and makes recommendations to the Board of Directors regarding management perquisites, administers stock option and incentive compensation plans, and administers and makes recommendations to the Board of Directors regarding performance goals for executive compensation plans.

COMPENSATION OF DIRECTORS

    Directors who are not Company employees are generally members of at least one Committee of the Board of Directors and receive a monthly fee of $1,667, except for the Chairman of the Audit and Compensation Committees who receives $2,292 per month. The Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

    Pursuant to the 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), each Director who is not employed by the Company (a "Non-Employee Director") receives an option to purchase 2,500 shares of Common Stock upon his or her appointment to the Board of Directors and each year upon his re-election to the Board of Directors. All options granted under the 1993 Plan fully vest and are exercisable twelve months after the date of grant. Under the 1993 Plan, each grant of options to a Non-Employee Director remains exercisable for a term of five years from the grant date so long as such Non-Employee Director remains a member of the Board of Directors, and are exercisable at a price per share equal to the closing bid quotation for the Common Stock on The New York Stock Exchange, Inc. (the" NYSE") at the end of the day preceding the grant date. In accordance with the 1993 Plan, on August 18, 1998, Messrs. Feuerring, Benbow, Klein and Tinoco each received grants of options to purchase 2,500 shares of Common Stock at the exercise price of $13.375 per share.

    To further promote Director stock ownership, the Board of Directors has adopted a plan pursuant to which the Company issues to each Non-Employee Director 500 shares of Common Stock (the "Stock Grant") each year, upon his or her re-election to the Board of Directors, at no cost to the

Director. The shares vest immediately, but are subject to resale restrictions imposed by federal securities laws. Under existing federal securities laws, after one year, directors would be able to resell the shares pursuant to Rule
144. The Stock Grants are in addition to, and not in lieu of, options granted under the 1993 Plan. The Stock Grants for 1999 will be made immediately after the Annual Meeting.

    Luis R. Tinoco, a Director of the Company, also receives a monthly fee of $1,500 for his service as a Director of World Fuel International, a subsidiary of the Company. During the fiscal year ended March 31, 1999, the Company made no other payments to Directors with respect to participation on the Board of Directors or Board Committees or with respect to special assignments. See "Compensation of Officers" and "Transactions with Management and Others."

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of July 9, 1999, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company, and all nominees and executive officers of the Company as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.

                                                                           SHARES BENEFICIALLY OWNED
                                                                   ------------------------------------------
NAME AND ADDRESS                                                   AMOUNT (1)                     PERCENT (2)
----------------                                                   ----------                     -----------
Neumeier Investment Counsel LLC                                     1,555,550 (3)                     12.3%
  26435 Carmel Rancho Blvd.
  Carmel, CA 93923
FMR Corp.                                                           1,259,906 (4)                     9.9%
  82 Devonshire Street
  Boston, MA  02109
The Prudential Insurance Company of America                           794,100 (5)                     6.3%
  751 Broad Street
  Newark, New Jersey  07102
Jerrold Blair                                                         733,339 (6)                     5.8%
Ralph R. Weiser                                                       226,500 (7)                     1.8%
Ralph R. Feuerring                                                     41,800 (8)                       *
John R. Benbow                                                         14,475 (9)                       *
Phillip S. Bradley                                                          -                           -
Myles Klein                                                            19,875(10)                       *
Michael Kasbar                                                        175,028(11)                     1.4%
Paul Stebbins                                                         166,244(12)                     1.3%
Michael Clementi                                                        5,970(13)                       *
Luis R. Tinoco                                                          6,750(14)                       *
All Executive Officers and
Directors as a Group (12 persons)                                   1,483,430(15)                     11.7%

------------------

* Less than one percent (1%).

(1) Includes shares of Common Stock which may be acquired pursuant to outstanding stock options exercisable within the next sixty (60) days.

(2) Based on 12,189,277 shares of Common Stock issued and outstanding on July 9, 1999, plus shares of Common Stock which may be acquired pursuant to outstanding stock options exercisable within the next sixty days.

(3) Based on information disclosed, as of February 16, 1999, in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Neumeier Investment Counsel LLC ("Neumeier"), its subsidiaries and

                                        7


     affiliates, have sole voting power with respect to 990,300 shares and sole dispositive power with respect to 1,555,550 shares.

(4) Based on information disclosed, as of December 31, 1998, in a Schedule 13G filed with the SEC. FMR Corp. ("FMR"), its subsidiaries and affiliates, have sole dispositive power with respect to 1,251,206 shares. FMR and its subsidiaries do not have sole voting power with respect to the shares. The Board of Trustees of the Fidelity Funds has sole voting power with respect to all of the shares. Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and affiliated with FMR, owns 1,249,906 of these shares.

(5) Based on information disclosed, as of December 31, 1998, in a Schedule 13G filed with the SEC. The Prudential Insurance Company of America ("Prudential"), its subsidiaries and affiliates, have sole voting power and sole dispositive power with respect to 209,900 shares. Prudential shares voting power and dispositive power with respect to 584,200 shares.

(6) Includes 7,438 shares owned solely by Mr. Blair's wife and 121,500 shares which may be purchased by Mr. Blair pursuant to options which are exercisable within the next sixty days.

(7) Includes 121,500 shares which may be purchased by Mr. Weiser pursuant to options which are exercisable within the next sixty days.

(8) Includes 3,300 shares owned by Mr. Feuerring's wife and 6,250 shares which may be purchased by Mr. Feuerring pursuant to options which are exercisable within the next sixty days.

(9) Includes 13,750 shares which may be purchased by Mr. Benbow pursuant to options which are exercisable within the next sixty days.

(10) Consists of 19,375 shares which may be purchased by Mr. Klein pursuant to options which are exercisable within the next sixty days.

(11) Includes 61,010 shares which may be purchased by Mr. Kasbar pursuant to options which are exercisable within the next sixty days.

(12) Includes 17,465 shares which may be purchased by Mr. Stebbins pursuant to options which are exercisable within the next sixty days.

(13) Includes 5,970 shares which may be purchased by Mr. Clementi pursuant to options which are exercisable within the next sixty days.

(14) Includes 6,250 shares which may be purchased by Mr. Tinoco pursuant to options which are exercisable within the next sixty days.

(15) Includes 442,972 shares which may be purchased by the executive officers and directors of the Company within the next sixty days.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Messrs. Weiser, Blair, Bradley, Kasbar and Stebbins, is set forth in the paragraphs following the table. The background and experience of Messrs. Weiser, Blair, Bradley, Kasbar and Stebbins are described in the section captioned "Election of Directors." All executive officers serve at the discretion of the Board of Directors.

NAME AND POSITION                                       AGE AT                        YEAR FIRST BECAME
WITH THE COMPANY                                    MARCH 31, 1999                    EXECUTIVE OFFICER
-----------------                                   --------------                    -----------------
Ralph R. Weiser,                                          73                                 1984
Chairman of the Board

Jerrold Blair, President                                  61                                 1984

Phillip S. Bradley,                                       60                                 1986
President of WFSFL

Robert S. Tocci,                                          45                                 1988
Executive Vice President

Carlos A. Abaunza,                                        39                                 1989
Chief Financial Officer and
Treasurer

Michael Clementi,                                         37                                 1998
President of World Fuel
Services, Inc. and Managing
Director of World Fuel
Services Ltd.

Michael J. Kasbar, Executive                              42                                 1995
Vice President of the
Company and Chief Executive
Officer of Trans-Tec
Services, Inc.

Paul H. Stebbins, Executive                               42                                 1995
Vice President of the Company
and Chief Operating Officer
of Trans-Tec Services, Inc.

---------------------------

ROBERT S. TOCCI has served as Executive Vice President since April 1995 and served as Senior Vice President and Chief Financial Officer of the Company from April 1988 through April 1995. From November 1988 through May 1989, he also served as Treasurer of the Company.

CARLOS A. ABAUNZA has served as Chief Financial Officer of the Company since April 1995, and as Treasurer since June 1989. From June 1988 through April 1995, he served as Controller of the Company.

MICHAEL CLEMENTI has served as President of World Fuel Services, Inc. and Managing Director of World Fuel Services Ltd., both subsidiaries of the Company, since April 1998 and May 1995, respectively. From August 1994 through March 1998, he served as Senior Vice President of World Fuel Services, Inc.

REPORTING REQUIREMENTS FOR DIRECTORS AND EXECUTIVE OFFICERS

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") and the NYSE, reports of ownership and changes in ownership of common stock and other equity securities of the Company. Except as set forth below, the Company believes that, during the fiscal year ended March 31, 1999, all filings required of its officers and directors were made on a timely basis.

    Messrs. Benbow, Klein, Feuerring and Tinoco were issued 500 shares of Common Stock in August 1998 and such stock issuances were exempt from the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Nevertheless, an Annual Statement of Changes in Beneficial Ownership on Form 5 was required to be filed with the SEC by May 15, 1999 by each such person to report the receipt of the such shares. All Form 5s were filed by such persons on July 9, 1999.

                            COMPENSATION OF OFFICERS

    The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on March 31, 1999, the chief executive officer and the five most highly compensated executive officers of the Company, for services rendered in each of the fiscal years ended March 31, 1999, 1998, and 1997.

SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                              ANNUAL COMPENSATION            ------------
                                           -------------------------          SECURITIES
NAME AND                    FISCAL                                            UNDERLYING                ALL OTHER
PRINCIPAL POSITION           YEAR           SALARY            BONUS            OPTIONS               COMPENSATION(1)
------------------          ------         --------         --------         ------------            ---------------
Ralph R. Weiser,             1999          $262,000         $738,000            100,000                $201,131(2)
Chairman of the              1998           262,000          738,000               -                    303,452(2)
Board of Directors           1997           262,000          738,000            121,500                 143,585(2)

Jerrold Blair,               1999           262,000          738,000            100,000                 201,131(2)
President of the             1998           262,000          738,000               -                    303,452(2)
Company                      1997           262,000          738,000            121,500                 143,585(2)

Phillip S. Bradley,          1999           512,000             -                25,000                     -
President of                 1998           512,000             -                  -                        -
WFSFL                        1997           474,500          100,000               -                        -

Michael Clementi,            1999           314,750           82,769             25,000                     -
President of World           1998           184,333          318,866               -                        -
Fuel Services, Inc.          1997           156,000          236,111               -                        -

Michael Kasbar,              1999           240,250          197,590             37,500                     -
Chief Executive              1998           213,900          110,346             37,500                     -
Officer of Trans-            1997           188,450           67,377               -                        -
Tec Services, Inc.

Paul Stebbins,               1999           240,250          197,590             37,500                     -
Chief Operating              1998           213,900          110,346             37,500                     -
Officer of Trans-            1997           188,450           67,377               -                        -
Tec Services, Inc.

----------------------------

(1) Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any officer.

(2) This amount represents a portion of the executive's cash compensation which has been deferred pursuant to the terms of his employment agreement. This amount bears interest at the prime rate until paid to such person. See "Certain Employment Agreements," below.

STOCK OPTION INFORMATION

    In 1997, the Company adopted the 1996 Employee Stock Option Plan (the "1996 Plan") under the terms of which options to purchase Common Stock of the Company are awarded to employees of the Company. The purpose of the 1996 Plan is to help attract and retain superior personnel for positions of substantial responsibility with the Company and to provide an additional incentive to officers and other key employees of the Company upon whose judgment, initiative and efforts the success and development of the Company's business depends. In addition to options issued pursuant to the 1996 Plan, the Company has stock options outstanding pursuant to the 1986 Employee Stock Option Plan, which expired in January 1996, and non-qualified stock options granted prior to the adoption of the 1996 Plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The table below sets forth certain information pertaining to stock options granted to the named executive officers during the fiscal year ended March 31, 1999.

                                                                                              POTENTIAL REALIZED VALUE AT
                         NUMBER OF        % OF TOTAL                                            ASSUMED ANNUAL RATES OF
                         SECURITIES        OPTIONS                                             STOCK PRICE APPRECIATION
                         UNDERLYING       GRANTED TO       EXERCISE                                 FOR OPTION TERM
                          OPTIONS        EMPLOYEES IN       PRICE                             ----------------------------
NAME                      GRANTED        FISCAL YEAR      PER SHARE      EXPIRATION DATE            5%              10%
----                     ----------      ------------     ---------      ---------------      ------------      ----------
Ralph R. Weiser           100,000           21.9%          $20.25        May 19, 2008          $1,273,512       $3,227,328

Jerrold Blair             100,000           21.9%           20.25        May 19, 2008           1,273,512        3,227,328

Paul Stebbins              37,500            8.2%           10.75        January 4, 2009          253,523          642,477

Michael Kasbar             37,500            8.2%           10.75        January 4, 2009          253,523          642,477

Phillip S. Bradley         25,000            5.5%           11.625       March 23, 2009           182,773          463,181

Michael Clementi           25,000            5.5%           16.75        July 28, 2008            263,350          667,380

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The table below sets forth certain information pertaining to stock options held by the named executive officers as of March 31, 1999. The named executive officers did not exercise any stock options during the fiscal year ended March 31, 1999.

                                           NUMBER OF SHARES                            VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED                         IN-THE-MONEY OPTIONS
                                      OPTIONS AT FISCAL YEAR-END                       AT FISCAL YEAR-END(1)
                                 ------------------------------------          -----------------------------------
NAME                             EXERCISABLE            UNEXERCISABLE          EXERCISABLE           UNEXERCISABLE
----                             -----------            -------------          -----------           -------------
Ralph R. Weiser                    112,741                 108,759               $23,484                 $1,824

Jerrold Blair                      112,741                 108,759                23,484                  1,824

Phillip S. Bradley                    -                     25,000                  -                       -

Michael Clementi                      -                     25,000                  -                       -

Michael Kasbar                      61,010                  70,240               266,406                 32,813

Paul Stebbins                       17,465                  70,240                60,172                 32,813

---------------------

(1) Based on a fair market value of $11.625 per share for the Common Stock, as determined by using the closing price on the NYSE on March 31, 1999.

CERTAIN EMPLOYMENT AGREEMENTS

    The Company's employment agreements with Messrs. Weiser and Blair expire on March 31, 2004. Each agreement, as amended, provides for an annual salary of $262,000, and an annual bonus equal to 5% of the pre-tax income of the Company in excess of $2,000,000 through fiscal year 2002. Beginning in fiscal year 2003, the annual salary will be $512,000 and the annual bonus will equal 5% of the pre-tax income of the Company in excess of $7,000,000, with a maximum bonus of $750,000.

    The employment agreements with Messrs. Weiser and Blair limit the amount of each executive's annual salary and bonus to the maximum amount which may be deducted under the Internal Revenue Code (currently $1,000,000 per year). In March 1996, the employment agreements were amended to provide that if in any year the cash compensation payable to each executive exceeds the $1,000,000 limit described above, the excess will be deferred and paid to the executive in a future year when such compensation can be deducted by the Company for federal income tax purposes. For the fiscal year ended March 31, 1999, the Company deferred $248,672 in compensation and interest accrued for each executive. The accumulated deferred balances, including deferred interest, pursuant to the employment agreements amounted to $809,334 for each executive as of March 31, 1999, and bear interest at the prime rate until paid to the executives.

    The employment agreements with Messrs. Weiser and Blair provide that, if the Company terminates the employment of the executive for reasons other than death, disability, or cause, or, if the executive terminates his employment with the Company for good reason, including under certain circumstances, a change in control of the Company, the Company will pay the executive compensation of up to three times his average salary and bonus during the five year period preceding his termination.

    The employment agreements with Messrs. Weiser and Blair provide that, upon expiration or termination of such agreements for any reason, the executive shall not solicit or transact business with the Company's suppliers, sales representatives or customers, and shall not compete with the Company, for a period of three years following the date of expiration or termination, in the states of Florida, Louisiana, Georgia, Delaware, Pennsylvania, New York, California, Virginia, New Jersey, or Maryland, or any other state where the Company collects or sells used oil, or in Singapore, Greece, South Korea, England or Costa Rica, or any airport or seaport anywhere in the world that is or has been serviced by the Company or its affiliates at any time since January 1, 1994.

    The Company employs Phillip S. Bradley, President of WFSFL, pursuant to an employment agreement effective March 23, 1999, which expires on March 22, 2004. The employment agreement provides for an annual base salary of $512,000. The employment agreement also provides that Mr. Bradley will serve as a consultant to the Company for a term of five years, upon the termination of Mr. Bradley's employment. While he serves as a consultant to the Company, Mr. Bradley will receive annual consulting fees of $200,000 per year plus certain insurance benefits. The agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of five years following the termination of his employment agreement, or, if Mr. Bradley is engaged to provide consulting services to the Company, the expiration of the consulting term. The Company granted Mr. Bradley on March 23, 1999, an option to purchase 25,000 shares of Common Stock equal to the closing price of the Common Stock as quoted on the NYSE on such date.

    The Company employs Michael Clementi, President of World Fuel Services, Inc. and Managing Director of World Fuel Services Ltd. pursuant to an employment agreement effective July 1, 1998, which expires on June 30, 2003. The employment agreement provides for annual base salary of $356,000 and an annual bonus of $75,000 at the end of each of the first three years of employment and $100,000 at the end of each of the last two years of employment. The employment agreement prohibits Mr. Clementi from competing in the Company's business for a period of one year following the termination of his employment with the Company. The Company granted Mr. Clementi on July 1, 1998, an option to purchase 25,000 shares of Common Stock equal to the closing price of the Common Stock as quoted on the NYSE on such date.

    On June 10, 1997, Messrs. Kasbar and Stebbins signed employment agreements with the Company, effective January 1, 1998, under the terms of which each will be employed through December 31, 2002. During the remainder of the employment term, the Company will pay each executive annual base salaries of $259,000, $284,000, $309,000 and $334,000 for each of the years ending December 31, 1999 through 2002, respectively. Each is also entitled to receive an annual bonus equal to 5% of the pre-tax profits (adjusted for certain acquisition related charges) of the Company's marine fuel division in excess of $4,000,000 during each year from 1999 through 2002. The employment agreements prohibit each of Messrs. Kasbar and Stebbins from competing with the Company during a period of two years following the termination of his employment (for any reason), in the areas where the Company conducts its business. The Company granted to each of Messrs. Kasbar and Stebbins on January 1, 1999, an option to purchase 37,500 shares of Common Stock equal to the closing price of the Common Stock as quoted on the NYSE on such date.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of the Board of Directors administers the Company's executive compensation program to assure that executive compensation is linked to the Company's goals, performance and return to its shareholders. The executive compensation program is designed to attract outstanding executives to the Company's key management positions and motivate such individuals to work toward increasing shareholder value by offering competitive base salaries, performance-based bonuses, and equity interests in the Company through stock options. The Compensation Committee reviews and recommends to the Board of Directors the total compensation for Messrs. Weiser and Blair, the Company's two most senior executives, and reviews senior management's recommendations regarding the compensation of other executives of the Company and its subsidiaries.

    In determining the compensation of the Company's executive officers, the Compensation Committee reviews a number of factors including: (i) the Company's performance and the achievement of its strategic objectives; (ii) business conditions in general and in the Company's lines of business during the year;
(iii) the Company's performance during the year in light of such conditions; and
(iv) the market compensation for executives of similar background and experience. The Compensation Committee also examines the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The Company's executive compensation program consists of three components: base salary; bonus and stock options.

    In evaluating the compensation levels of these executives, the Compensation Committee has found that there are virtually no other public companies with which close comparisons to the Company can be made. Therefore, the Compensation Committee reviews a variety of sources for comparison purposes, including: (i) salary data from most of the companies comprising the Standard and Poor's Transportation Index as well as selected other companies; and (ii) published salary surveys for national as well as Florida-based companies with comparable gross revenues. In the end, the Compensation Committee's recommendations involve a considerable amount of subjectivity, judgment and discretion

    BASE SALARY. The base salary offered to executive officers by the Company is intended to be competitive in relation to industry standards and corporations of comparable size and complexity. Generally, the executive's salary reflects his job experience and responsibility. The Company has employment contracts with each of its executive officers, and these agreements provide for different levels of base salary. The employment agreements generally extend for terms of three to five years, enabling the Company to stabilize the levels of executive salaries. Salary increases are designed to reflect competitive practices in the industry, financial performance of the Company and the individual performance of the executive.

    BONUS COMPENSATION. Certain executive officers are eligible for performance bonuses based upon the Company's achievement of certain goals. These performance-based bonuses are typically determined as a percentage of the pre-tax earnings in excess of predetermined goals for which the executive is responsible. With respect to the Company's senior executives (including the Chairman and President), the percentage of pre-tax earnings and the predetermined goals are established within the officer's employment contract. In the event that an employment contract does not specify the bonus formula, the Chairman of the Board and the President of the Company determine the bonus.

    STOCK OPTIONS. The Company offers stock options to its executive officers in order to align the interests of the executive officers with those of the shareholders, and to encourage the executive officers to become substantial shareholders. Stock options are awarded at market price. For this reason, the value of the stock options increases according to the increase in the Company's stock price. Because no benefit is received by the option-holder unless the Company's stock price performs favorably, stock option awards provide incentives for directors and officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value. Grants to executive officers are dependent upon many factors, including the individual's prior and expected performance, effect upon the Company, level of position and responsibility, and potential for promotion. The Company grants stock options upon favorable individual employee evaluations, which are performed periodically. In order for an executive officer to exercise the stock option, the officer must remain in the employ of the Company at the time the stock options vest, which is usually one to three years after the option is awarded. For this reason, the award of stock options also provides additional incentive to executive officers to remain in the service of the Company. During the 1999 fiscal year, the Compensation Committee awarded stock options to certain employees in recognition of the services performed by those employees on the Company's behalf.

    CHAIRMAN OF THE BOARD AND PRESIDENT COMPENSATION. The Compensation Committee is responsible for recommending the compensation of the Chairman of the Board and President. In March, 1999, the Compensation Committee reviewed the employment agreements of Messrs. Weiser and Blair which were set to expire on March 31, 2002. The Committee concluded that it was in the best interest of the Company to extend their employment agreements for an additional term of two years through March 31, 2004. Each agreement, as amended, provides for an annual salary of $262,000, and an annual bonus equal to 5% of the pre-tax income of the Company in excess of $2,000,000 through fiscal year 2002. Beginning in fiscal year 2003, the annual salary will be $512,000 and the annual bonus will equal 5% of the pre-tax income of the Company in excess of $7,000,000, with a maximum bonus of $750,000. The Board of Directors approved the amended employment agreements, as recommended by the Compensation Committee.

    OTHER EXECUTIVE OFFICER COMPENSATION. The Compensation Committee reviewed the employment agreement of Phillip S. Bradley, President of WFSFL. The employment agreement is effective March 23, 1999 and expires on March 22, 2004. The employment agreement provides for an annual base salary of $512,000. The employment agreement also provides that Mr. Bradley will serve as a consultant to the Company for a term of five years, upon the termination of Mr. Bradley's employment. While he serves as a consultant to the Company, Mr. Bradley will receive annual consulting fees of $200,000 per year plus certain insurance benefits. The agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of five years following the termination of his employment agreement, or, if Mr. Bradley is engaged to provide consulting services to the Company, the expiration of the consulting term. The Company granted Mr. Bradley on March 23,

1999, an option to purchase 25,000 shares of Common Stock equal to the closing price of the Common Stock as quoted on the NYSE on such date.

    In July 1998, the Compensation Committee reviewed the employment agreement for Mr. Clementi, President of World Fuel Services, Inc. and Managing Director of World Fuel Services Ltd., and awarded him an option to purchase 25,000 shares of the Company's Common Stock. The employment agreement provides for an annual base salary of $356,000 and an annual bonus of $75,000 at the end of each of the first three years of employment and $100,000 at the end of each of the last two years of employment.

John R. Benbow, Chairman
Myles Klein

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Myles Klein and John R. Benbow served as members of the Compensation Committee of the Board of Directors during the year ended March 31, 1999. None of the members of the Compensation Committee were employees of the Company during the year ended March 31, 1999.

STOCK PERFORMANCE GRAPH

    In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's shareholders, during the five year period ended March 31, 1999, to the Russell 2000 Index and the Standard & Poor's Transportation Index. The graph assumes an initial investment of $100 at March 31, 1994 and reinvestment of all dividends. Prices have been adjusted for all stock splits.

                                  [PROXY GRAPH]

                                                    3/94      3/95       3/96       3/97       3/98        3/99
                                                    ----      ----       ----       ----       ----        ----
World Fuel Services Corporation                     100        129        202        215        404         217

The Russell 2000 Index                              100        106        136        143        203         170

The Standard & Poor's Transportation Index          100        103        133        145        203         191

-----------------------------

* Assumes that the value of the investment in the Company and each index was $100.00 on March 31, 1994, and that all dividends are reinvested. Prices have been adjusted for all stock splits.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Two of the Company's subsidiaries lease premises in New Orleans, Louisiana and Plant City, Florida from a trust established for the benefit of the children of Jerrold Blair, the President and a Director of the Company. The base annual rent under each lease is $53,025 per year, which amount will increase by 5% annually. The leases expire in August 2001. The Company has an option to purchase the properties at the current market value at any time during the lease term. For purposes of the purchase option, the market value of the land will be determined by independent appraisals to be obtained by the lessor and the Company. Management of the Company believes that the terms of the existing leases are no less favorable to the Company than those which could have been obtained in arm's length transactions.

           COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The accounting firm selected by the Board of Directors of the Company for the fiscal year ending March 31, 2000 is Arthur Andersen LLP. This accounting firm is expected to have a representative present at the Annual Meeting. This representative will be available to answer appropriate questions and will be given an opportunity to make a statement, if the representative so desires.

                      PROPOSALS FOR THE 2000 ANNUAL MEETING

    In order to be considered for inclusion in the Proxy Statement for the 2000 Annual Meeting, shareholders' proposals must be received at the principal office of the Company, 700 South Royal Poinciana Blvd., Suite 800, Miami Springs, Florida 33166, Attention: Secretary, no later than March 1, 2000.

                                  OTHER MATTERS

    Management is not aware of any other matters to be presented for action at the Annual Meeting. IF, HOWEVER, ANY OTHER MATTERS COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                      PROXY

                         Annual Meeting of Shareholders
                       of World Fuel Services Corporation
                          To Be Held On August 16, 1999

    The undersigned hereby appoints Ralph R. Weiser and Jerrold Blair, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on July 9, 1999 by the undersigned at the Annual Meeting of Shareholders to be held on August 16, 1999, or any adjournment or postponement thereof.

                  (Continued and to be Signed on Reverse Side)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1.            Election of Directors:             [ ] FOR    [ ] WITHHOLD

                           Nominees:             Ralph R. Weiser
                                                 Jerrold Blair
                                                 Ralph R. Feuerring
                                                 John R. Benbow
                                                 Phillip S. Bradley
                                                 Myles Klein
                                                 Michael J. Kasbar
                                                 Paul H. Stebbins
                                                 Luis R. Tinoco

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE. IF AUTHORITY IS NOT SO WITHHELD, THE PROXY WILL BE VOTED TO ELECT ALL NOMINEES.

2. In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE___________________ DATE_______ SIGNATURE_________________ DATE________

NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in names of two or more persons all should sign.